Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      WILSON GREATBATCH TECHNOLOGIES, INC.
                         -------------------------------

                            Under Section 242 of the
                             General Corporation Law


          The undersigned, Larry T. DeAngelo, Vice President, Administration and Secretary of Wilson Greatbatch Technologies, Inc., does hereby certify:

          The name of the corporation is Wilson Greatbatch Technologies, Inc. (the "Corporation").

          The original Certificate of Incorporation of the Corporation was filed with the Department of State of the State of Delaware on June 13, 1997, a subsequent Amended and Restated Certificate of Incorporation was filed with the Department of State of the State of Delaware on September 25, 2000.

          The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from WILSON GREATBATCH TECHNOLOGIES, INC. to GREATBATCH, INC.

          To effect such amendment, Paragraph "FIRST" of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                    "FIRST: The name of the Corporation is GREATBATCH, INC." (the "Corporation")"

          This amendment shall be effective on the date filed with the Department of State of the State of Delaware.

          The foregoing amendment of the Amended and Restated Certificate of Incorporation was authorized by the unanimous written consent of the directors of the Corporation and by vote of the stockholders of the Corporation at the annual meeting of the Corporation's stockholders on May 24, 2005.


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          IN WITNESS WHEREOF, the undersigned has subscribed this Certificate and affirmed it as true under penalties of perjury this 24th day of May, 2005.





                                            WILSON GREATBATCH TECHNOLOGIES, INC.




                                            By:  /s/ Larry T. DeAngelo
                                                --------------------------------
                                            Larry DeAngelo
                                            Vice President, Administration and
                                            Secretary